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                                                                   EXHIBIT 3.14b

                                     BY-LAWS

                                       OF

                         DISTINCTIVE COPY PRODUCTS, INC.

                                    ARTICLE I

                     REGISTERED OFFICE AND REGISTERED AGENT

      The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office. The corporation may also maintain such other offices and agents, within and without the State of Illinois, as the Board of Directors may from time to time approve or the business of the corporation may from time to time require.

                                   ARTICLE II

                                  SHAREHOLDERS

      SECTION 1. ANNUAL MEETING. An annual meeting of shareholders shall be held each year for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The annual meeting for each year shall be held on such date, not later than 180 days after the end of the fiscal year, as the Board of Directors shall from time to time determine. If the day fixed for an annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

      SECTION 2. SPECIAL MEETINGS. Special meetings of shareholders may be called either by the President, by the Board of Directors, or by the holders of not less than one-fifth of all the outstanding shares of any class of stock for the purpose or purposes stated in the call of the meeting.

      SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting is called by a person other than the Board of Directors, the place of meeting shall be the principal business office of the corporation or, if the corporation has no principal business office, the registered office of the corporation in the State of Illinois.

      SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which
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the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of each meeting of shareholders, or, in the case of a merger or consolidation, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

      SECTION 5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or any allotment of rights, or to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors of the corporation may fix in advance a record date which shall not be more than sixty days and, for a meeting of shareholders, not less than ten days, or, in the case of a merger or consolidation, not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of and to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the Board of Directors takes action thereon. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

      SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares of each class of stock registered in the name of the shareholder, which list, for a period often days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder, for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book and to vote at any meeting of shareholders.

      SECTION 7. QUORUM. The holders of a majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy, shall constitute a


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quorum at any meeting of shareholders; provided, however, that if less than a majority of the outstanding shares entitled to vote are present in person or represented by proxy at a meeting, a majority of the shares so present or represented may adjourn the meeting at any time without further notice. If a quorum is present in person or represented by proxy, the affirmative vote of the majority of the shares entitled to vote present in person or represented by proxy at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, these bylaws, or the articles of incorporation. At any adjourned meeting at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause the failure of a duly constituted quorum at the meeting.

      SECTION 8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, which proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      SECTION 9. VOTING OF SHARES. Except as otherwise provided herein, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

      SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

      Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian, or conservator, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, court appointed guardian, or conservator.

      Shares standing in the name of a trust or a trustee may be voted by a trustee of such trust or such trustee, as the case may be, either in person or by proxy.

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.


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      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Shares of its own stock held by the corporation shall not be voted, directly or indirectly, at any meeting of shareholders and shall not be counted in determining the total number of outstanding shares at any given time; provided, however, that shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

      SECTION 11. INSPECTORS. At any meeting of shareholders, the presiding officer may (and, upon the request of any shareholder, shall) appoint one or more persons as inspectors for such meeting.

      Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, shall count all votes and report the results of each election and vote, and shall do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

      Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

      SECTION 12. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order, or any shareholder shall demand, that voting be by ballot.

                                   ARTICLE III

                                    DIRECTORS

      SECTION 1. GENERAL POWERS. The business of the corporation shall be managed by its Board of Directors.

      SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be three. Each director shall hold office until the next annual


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meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation.

      SECTION 3. REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held, without notice other than this by-law, immediately after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings, without notice other than such resolution.

      SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The person or persons calling a special meeting may fix the time and place for holding the meeting.

      SECTION 5. NOTICE. Notice of any special meeting shall be given to each director not less than 24 hours prior to the time of the meeting. Notice of a meeting may be given to a director by mail, telegram, fax, electronic mail or telephone. If mailed, notice shall be deemed to be delivered when delivered to the residence or business address of the director. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      SECTION 6. QUORUM. A majority of directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors; provided, however, that, if less than a majority of the directors are present at a meeting, the director or directors present may adjourn the meeting at any time without further notice.

      SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting of shareholders or at a special meeting of shareholders called for such purpose.

      SECTION 9. ACTION WITHOUT A MEETING. Unless specifically prohibited by the articles of incorporation, (i) any action required to be taken at a meeting of the Board of Directors and or any other action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, and (ii) any


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action required to be taken at a meeting of a committee of the Board of
Directors and or any other action which may be taken at a meeting of a committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the members of such committee entitled to vote with respect to the subject matter thereof. Any such consent signed by all the directors or members of a committee shall have the same effect as a unanimous vote at a meeting of the Board of Directors or such committee, as the case may be, and may be stated as such in any document filed with the Secretary of State or any other person.

      SECTION 10. PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors at which any action is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV

                                    OFFICERS

      SECTION 1. NUMBER. The officers of the corporation shall include a President and a Secretary and may include one or more Vice Presidents, a Treasurer, and such other officers as may be elected or appointed from time to time by the Board of Directors.

      SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such annual meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled and new Offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death, he shall resign, or he shall have been removed. Election as an officer shall not of itself create any contractual rights or obligations or create any employee/employer relationship.

      SECTION 3. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests


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of the corporation would be served thereby, and such removal shall be without prejudice to or impairment of any contractual rights or obligations of the person so removed.

      SECTION 4. PRESIDENT. The President shall be the chief executive officer of the corporation. Subject to the direction and control of the Board of Directors and except in those instances in which such authority, duty or responsibility is specifically reserved to some other person or persons by the Board of Directors, the President shall be in charge of the business of the corporation, shall see that the resolutions and directions of the Board of Directors are carried into effect, and, in general, shall have and discharge all authority, duties and responsibilities incident to the office of President and such other authority, duties and responsibilities as may be assigned to him by the Board of Directors. The President shall preside at all meetings of shareholders and, if he is a director, at all meetings of the Board of Directors at which he is present. Except in those instances in which the authority to execute is expressly reserved to another person or persons or a different mode of execution is expressly prescribed by the Board of Directors or these by-laws, the President may execute for the corporation certificates for its shares and contracts, leases, deeds, mortgages, bonds, and other documents instruments, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument. The President may open bank accounts for the corporation and designate the persons authorized to sign checks and take other actions with respect to such bank accounts. The President may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be reserved to a different person by the Board of Directors.

      SECTION 5. THE VICE-PRESIDENTS. The Vice-President (or in the event there be more than one Vice-President, each Vice-President), if any, shall assist the President in the discharge of his duties as the President or the Board of Directors may direct and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors, or, if the Board of Directors has not made such a designation, in the order designated by the President, or, in the absence of any such designation, then in the order of seniority of tenure as Vice-President), if any, may perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly reserved to another person or a different mode of execution is expressly prescribed by the President or the Board of Directors or these by-laws, the Vice-President (or each of them if there are more than one), if any, may execute for the corporation certificates for its shares and contracts, leases, deeds, mortgages, bonds or other instruments which the President or the Board of Directors has authorized to be executed, and he may accomplish such execution either under


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or without the seal of the corporation and either individually or with the
Secretary, any Assistant Secretary, or any other officer thereunto authorized by the President or the Board of Directors, according to the requirements of the form of the instrument.

      SECTION 6. THE TREASURER. The Treasurer, if any, shall be the principal accounting and financial officer of the corporation. The Treasurer, if any, shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

      SECTION 7. THE SECRETARY. The Secretary shall: (a) record the minutes of the meetings of shareholders and the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, or any other officer thereunto authorized by the President or the Board of Directors, certificates for shares of the corporation, the issue of which shall have been authorized by the Board of Directors, and contracts, leases, deeds, mortgages, bonds, or other instruments which the President or the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly reserved by the President or the Board of Directors or these by-laws; if) have general charge of the stock transfer books of the corporation; (g) certify upon the request of the President the adoption of standard banking resolutions (without such resolutions having been adopted by the Board of Directors); and
(h) perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

      SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. The Assistant Secretaries may sign with the President, or a Vice-President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the corporation, the issuance of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these by-laws.


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                                    ARTICLE V

                           CERTIFICATES FOR SHARES AND
                                 THEIR TRANSFER

      SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the President or a Vice-President or such other officer as shall be designated by resolution of the Board of Directors and by the Secretary or an Assistant Secretary, and shall be sealed with the seal or a facsimile of the seal of the corporation. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Illinois law, and the par value or a statement that the shares are without par value. If the corporation is authorized and does issue shares of more than one class or more than one series within a class, the certificate shall also contain such information or statement as may be required by law.

      The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

      SECTION 2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed, the Board of Directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

      SECTION 3. TRANSFER OR SHARES. Transfer of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

                                   ARTICLE VI

                                   FISCAL YEAR

      The fiscal year of the corporation shall be the calendar year unless another fiscal year is fixed by resolution of the Board of Directors to be the fiscal year.


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                                   ARTICLE VII

                                WAIVER OF NOTICE

      Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of the Illinois Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE VIII

                                   AMENDMENTS

      The power to make, alter, amend, or repeal the by-laws of the corporation shall be vested in the Board of Directors, unless reserved to the shareholders by the articles of incorporation. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.

                                   ARTICLE IX

                                 INDEMNIFICATION

      SECTION 9.1. RIGHT TO INDEMNIFICATION. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, as it presently exists or may hereafter be amended, any person who (i) was or is a director of the corporation, or was or is a legal representative of a person who was or is a director of the corporation, and (ii) was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, was or is a director or officer of the corporation or was or is serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, from and against any and all liability or loss suffered and expenses (including attorneys' fees) reasonably incurred by such person in connection with such proceeding (or any part thereof); provided, however, that the corporation shall be required to indemnify a person in connection with a


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proceeding (or any part thereof) initiated by such person only if such proceeding (or such part thereof) was authorized by the Board of Directors of the corporation.

      SECTION 9.2. PREPAYMENT OF EXPENSES. The corporation may, in its discretion, pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking by the person receiving the advance to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified by the corporation with respect to such proceeding.

      SECTION 9.3. CLAIMS. If a claim for indemnification under Section 9.1 hereof is not paid in full within sixty days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses (including attorneys' fees) of prosecuting and enforcing such claim. In any such action, the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification.

      SECTION 9.4. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person under this Article IX are not exclusive of any other rights that such person may have or hereafter acquire under any statute, the certificate of incorporation, these bylaws, any Agreement, any vote of stockholders or disinterested directors, or otherwise. Nothing in this Article IX shall preclude or restrict the corporation from indemnifying persons in addition to persons who were or are directors of the corporation and persons who were or are legal representatives of persons who were or are directors of the corporation.

      SECTION 9.5. OTHER INDEMNIFICATION. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit enterprise.

      SECTION 9.6. AMENDMENT OR REPEAL. Any repeal or modification of the provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                    ARTICLE X

      No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other


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organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee thereof authorizing or ratifying the contract or transaction, and the Board of Directors or such committee, as the case may be, in good faith authorizes or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors who are members of the Board of Directors or such committee, as the case may be, even though the disinterested directors are less than a quorum; or
(2) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is approved or ratified in good faith by the affirmative vote of the stockholders, even though all or some of the stockholders voting for the approval thereof are not disinterested; or (3) the contract or transaction is fair to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof that authorizes the contract or transaction.


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                      Exhibit C         Resolutions


      AMENDMENT TO BYLAWS from Global Imaging Systems, Inc. Unanimous Consent dated December 22, 1998

"(3) Global, as Shareholder of Distinctive, Amendments to Bylaws of Distinctive and Election of Directors of Distinctive

      RESOLVED, that immediately subsequent to the consummation of Global's acquisition of Distinctive Business Products, Inc. (the "Distinctive Acquisition"), the bylaws of Distinctive Business Products, Inc. (the "Distinctive Bylaws") shall be amended as follows:

            Article II of the Distinctive Bylaws shall be amended to add the following new Section to the end of Article II: "SECTION 13. ACTION WITHOUT A MEETING. Unless specifically prohibited by the articles of incorporation, any action required to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the shareholders entitled to vote with respect to the subject matter thereof. Any such consent signed by all the shareholders shall have the same effect as a unanimous vote at a meeting of the shareholders and may be stated as such in any document filed with the Secretary of State or any other person."

            Section 2 of Article III of the Distinctive Bylaws shall be amended to replace the first sentence with the following: "The number of directors of the corporation shall be from one to ten in number, as determined by the shareholders of the corporation."

            Section 2 of Article III of the Distinctive Bylaws shall be amended to add the following sentence to the end of such section:: "At all meetings of the board, the Chairman, or in his absence, a chairman chosen by the board, shall preside."

            Section 1 of Article IV of the Distinctive Bylaws shall be amended by replacing such the entirety of Section 1 (including the heading) with the following: "SECTION 1. OFFICES. The officers of the corporation shall include a Chairman, a President, a Treasurer and a Secretary and may include one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries as may be appointed from time to time by the Board of Directors.

            Section 4 of Article IV of the Distinctive Bylaws shall be amended by replacing the Title of such section with "CHAIRMAN AND PRESIDENT" and by adding the beginning to the beginning of such section: "The Chairman shall (when present) preside at all meetings of the Board of Directors and Shareholders; and shall ensure that all orders and resolutions of the Board of Directors and Shareholders are carried into effect. The Chairman may execute bonds, mortgages and other contracts, under the seal of the corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation."

      RESOLVED, that immediately subsequent to the consummation of the Distinctive Acquisition, the size of Distinctive Business Products, Inc.'s Board of Directors (the "Distinctive Board") shall be set at three (3) members.

      FURTHER RESOLVED, that immediately subsequent to the Distinctive Acquisition, (i) all of the directors of Distinctive Business Products, Inc. ("Distinctive") shall be removed, in accordance with the bylaws of Distinctive,
(ii) Thomas S. Johnson, William C. Kessinger and John R. Cosich shall be appointed to fill the vacancies on the Distinctive Board created thereby and that they shall each serve until such time as his successor is duly elected and qualified, and (iii) Thomas S. Johnson shall be appointed as the Chairman of the Distinctive Board to serve until such time as his successor is duly elected and qualified."


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